Exhibit 3.1

ARTICLES OF INCORPORATION

OF

A TIME TO GROW

ARTICLE ONE

The name of the Corporation is A Time To Grow, Inc.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose for which the Corporation is organized is the transaction of any lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR

The aggregate number of shares which the Corporation shall have authority to issue is Fifty Million (50,000,000).  The shares shall have a par value of One Hundredth of One Cent ($0.0001).

ARTICLE FIVE

The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00, consisting of money, labor done or property actually received.

ARTICLE SIX

The street address of its initial Registered Office, and the name of its initial Registered Agent at this address, is as follows:

Jonathan Gilchrist

6524 San Felipe, Suite 252

Houston, Texas 77057

ARTICLE SEVEN

The number of initial Directors is one.  The name and address of the initial director is:

Jonathan Gilchrist

6524 San Felipe, Suite 252

Houston, Texas 77057

ARTICLE EIGHT

The Shareholders of the Corporation are hereby denied the preemptive right to acquire additional shares.

ARTICLE NINE

The name and Address of the Incorporator is:

Marilyn S. Hershman

408 W. 17th Street, Suite 101

Austin, Texas 78701-1207

(512) 474-2002

IN WITNESS WHEREOF:   I have hereunto set my hand this 27th day of June 2000.

//s// Marilyn S. Hershman__________

Marilyn S. Hershman, Incorporator

#

Exhibit 3.2

BYLAWS

(GENERAL)

A Time To Grow, Inc.

Name of Corporation

ARTICLE I

OFFICES

The principal office of the Corporation in the State of Texas, shall be located in Harris County unless otherwise determined by the Board of Directors. The Corporation may have such other offices, either within or without the State of Texas, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II

SHAREHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held each year on a date to be specified and determined by the Board of Directors, beginning with the year 2001, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Texas, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.  In no event shall more than fourteen months elapse between two consecutive annual meetings of the stockholders.  Failure to hold any annual meeting or meetings shall not work a forfeiture or dissolution of the Corporation.

Only such business shall be conducted as shall have been properly brought before the meeting.  To be properly before the meeting, business must be (a) specified in the notice of meeting given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of the Corporation.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation no les than 60 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of such meeting was mailed to stockholders or the date on which it is first disclosed to the public.  A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:  (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such proposal, (c) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.  In addition, if the stockholder’s ownership of shares of the Corporations, as set forth in the notice, is solely beneficial, documentary evidence of such ownership must accompany the notice.  Notwithstanding anything else in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in the Section I.  The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that any business that was not properly brought before the meeting is out of order and shall not be transacted at the meeting.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief Executive Officer or by the Chairman and or the Board of Directors, and shall be called by the Chief Executive Officer at the request of the holders of not less than 50 percent of all the outstanding shares of the Corporation entitled to vote at the meeting.

SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Texas, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation.

SECTION 4. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute, be delivered not less than 48 hours nor more than ninety days before the date of the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.  Notice provided for in these bylaws is not required to be given to any stockholder if notice of two consecutive stockholders’ meetings have been sent by first class mail, to such stockholder, and have been returned undeliverable.  Any action or meeting taken or held without notice to such a stockholder shall have the same force and effect as if the notice had been duly given and any articles or document filed with the Secretary of State, or other official, pursuant to action taken may state that notice was duly given to all persons to whom notice was required to be given.

SECTION 5. CLOSING OF TRANSFER BOOKS OF EXISTING RECORD. The purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 50 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 120 days and, in case of a meeting of shareholders, not less than 30 days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 6. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

SECTION 7. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. A meeting of the Board of Directors may be had by means of a telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting under such circumstances shall constitute presence at the meeting.

SECTION 9. Voting of shares. Each outstanding share of common stock entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.  No stockholder shall have the right to cumulate his votes for the election of directors but each share shall be entitled to one vote in the election of each director.  In the case of any contested election for any directorship, the candidate for such position receiving a plurality of the votes cast in such election shall be elected to that position.

SECTION 10. Voting of Shares by Certain Holders. Shares standing in the name of another Corporation may be voted by such officer, agent or proxy as the Bylaws of such Corporation may prescribe or, in the absence of such provision, as the Board of Directors of such Corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

SECTION 11. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof or by no less than 70% of the shareholders eligible to vote.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2. Number. Tenure and Qualifications. The number of directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one nor more than nine directors. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.  Directors need not be residents of Texas or stockholders of the Corporation absent provision to the contrary in the Articles of Incorporation.  Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors.  Nominations may be made by the Board of Directors or by any stockholder making such nomination under the provisions of this Section 2.  To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 60 days nor more than 180 days prior to the first anniversary of the preceding year’s annual meeting.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, including the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation’s books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder and which are owned of record by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Corporation which are beneficially owned by such person.  At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.  The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section.

SECTION 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. Notice. Notice of any special meeting shall be given at least one (1) day previous thereto by written notice delivered personally, by facsimile or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any directors may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the directors.

SECTION 9. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

SECTION 10. Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 11. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to director who voted in favor of such action.

SECTION 12.  Committees.  The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate an Executive Committee, which committee shall consist of two or more directors of the Corporation.  The Executive Committee may exercise such authority of the Board of Directors in the business and affairs of the Corporation as the Board of Directors may, by resolution duly adopted, delegate to it except as prohibited by law.    In addition, the Board of Directors, by resolution adopted by a majority of the full Board of Directors, may appoint one or more committees of two or more directors each.  Such committees may exercise such authority of the Board of Directors in the business and affairs of the Corporation as the Board of Directors may, by resolution duly adopted, delegate, except as prohibited by law.

ARTICLE IV

OFFICERS

SECTION 1. Number. The officers of the Corporation shall be a Chief Executive Officer, one or more Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, including a Chairman of the Board. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of Chief Executive Officer and Secretary. Any two or more offices may be held by the same person, except for the offices of Chief Executive Officer and Secretary, which may not be held by the same person. Officers may be directors or shareholders of the Corporation.

SECTION 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. Removal. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors, unless there is a Chairman of the Board in which case the Chairman shall preside. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6. President. In the absence of the Chief Executive Officer or in event of his death, inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors. If there is more than one President, each President shall succeed to the duties of the Chief Executive Officer in order of rank as determined by the Board of Directors. If no such rank has been determined, then each President shall succeed to the duties of the Chief Executive Officer in order of date of election, the earliest date having the first rank.

SECTION 7. Secretary. The Secretary shall:

(a) Keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more minute books provided for that purpose;

(b) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

(c) Be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized;

(d) Keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;

(e) Sign with the Chief Executive Officer certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

(f) Have general charge of the stock transfer books of the Corporation; and

(g) In general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

SECTION 8. Treasurer. The Treasurer shall: (a) Have charge and custody of and be responsible for all funds and securities of the Corporation; (b) Receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (c) In general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sureties as the Board of Directors shall determine.

SECTION 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V

INDEMNITY

The Corporation shall indemnify its directors, officers and employees as follows:

(a) Every director, officer, or employee of the Corporation shall be indemnified by the Corporation to the full extent allowed by law against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, administrative or criminal, to which he may be made a party, or in which he may become involved, by reason of his being or having been a director, officer, employee or agent of the Corporation or any settlement thereof, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

(b)  The Corporation shall provide to any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law.

(c)  The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article V.

ARTICLE VI

CHECKS, DEPOSITS CONTRACTS, AND LOANS

SECTION 1. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

SECTION 3.Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 4. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

ARTICLE VII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. Provided, however, that upon any action undertaken by the shareholders to elect S Corporation status pursuant to Section 1362 of the Internal Revenue Code and upon any shareholders agreement thereto restricting the transfer of said shares so as to disqualify said S Corporation status, said restriction on transfer shall be made a part of the bylaws so long as said agreement is in force and effect.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December each year.

ARTICLE IX

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE X

CORPORATE SEAL

At the discretion of the Board of Directors, the Corporation may adopt a corporate seal, circular in form and shall have inscribed thereon the name of the Corporation and the State of incorporation and the words, "Corporate Seal". No seal shall be necessary to make any contract or undertaking valid.

ARTICLE XI

WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the applicable Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII

AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors if the notice for said meeting contained a description of the proposed action.

The above Bylaws are certified to have been adopted by the Board of Directors of the Corporation on the 30th day of June, 2000.

#

Exhibit 5

Legal Opinion of The Romund Law Firm, PC

[Letterhead of The Romund Law Firm, PC]

Board of Directors

A Time to Grow, Inc.

1240 Blalock Road, Suite 150b

Houston, Texas 77055

Dear Sirs:

          Acting as counsel to A Time To Grow, Inc., a Texas corporation (the "Company"), in connection with the issuance and sale by the Company of up to 8,630,000 of its common shares, par value $0.0001, including 6,000,000 common shares registered pursuant to an Investment Agreement with Goldbridge Capital, LLC under Rule 415 (collectively, the "Common Shares"), pursuant to a Registration Statement on Form SB-2, as amended, filed by the Company with the Securities and Exchange Commission for the registration of the sale of such Common Shares under the Securities Act of 1933, as amended (the "Registration Statement").

          As counsel for the company, I have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

          Based upon the foregoing, we are of the opinion that the Company is a duly incorporated and legally existing corporation under the laws of the State of Texas.  We are also of the opinion, based upon the foregoing and assuming compliance with applicable federal and state securities laws, that when the

Common Shares to be issued and sold by the Company have been delivered by the

Company in the manner described in the Registration Statement when it becomes effective and the Investment Agreement, the Common Shares will be validly issued and outstanding, fully paid and non-assessable and will represent a binding obligation of the Company.

          We hereby consent to the use of this opinion as an exhibit to the

Registration Statement, and we consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement.

                                             Very truly yours,

                                             The Romund Law Firm, PC

   By s/Susan Romund________

#

Exhibit 10.1

MANAGEMENT CONTRACT

AND

 BUSINESS SERVICES AGREEMENT

This MANAGEMENT CONTRACT AND BUSINESS SERVICES AGREEMENT  (the "Agreement") is made effective as of June 28, 2000 between The Internet Business Factory, Inc., (“IBF”), 6524 San Felipe, Suite 252, Houston, Texas 77057 and A Time To Grow, Inc., (“ATG”), of 6524 San Felipe, Suite 252, Houston, Texas 77057.

WHEREAS, IBF is an Internet incubator with experienced management, programmers, legal staff, equipment and other resources useful in the development of new Internet businesses, and

WHEREASE, ATG is a start-up Internet Company in need of such services and,

WHEREAS, IBF is willing to fund the early stage development of ATG, and

WHEREAS, ATG does not currently have financial resources that it can use to fund the development of its business plan, Web site and product,

THEREFORE, the Parties to this Agreement Agree as follows:

1.  MANAGEMENT AGREEMENT.   For a period of nine months from the date of this Agreement, IBF will provide management, business plan development, strategic planning and oversight of operations and product development to ATG under the terms of this Agreement.  It is understood and agreed between the parties that the management team assigned to assist in the development of ATG under the terms of this Agreement are also involved in the management of IBF and other portfolio companies and that they will function as the key officers of the Company during the term of this Agreement.

2.  SERVICES.  IBF will provide software design support, research on content resources and content management software, Web design, marketing plan development and operational support for the development and deployment of the ATG business plan.

3.  PAYMENT.  IBF will receive 750,000 shares of common stock in ATG in exchange for the services provided pursuant to this plan.  The services to be rendered shall be valued, for the purposes of this Agreement at $75,000.  IBF shall be responsible for the payment of management team salaries, programmers, hosting and operating costs in exchange for the shares received hereunder.

4.  ARBITRATION.  All disputes under this Agreement that cannot be resolved by the parties shall be submitted to arbitration under the rules and regulations of the American Arbitration Association.  Either party may invoke this paragraph after providing 30 days written notice to the other party.  All costs of arbitration shall be divided equally between the parties.  Any award may be enforced by a court of law.

5.  ENTIRE AGREEMENT.  This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written.  This Agreement supersedes any prior written or oral agreements between the parties.

6.  AMENDMENT.  This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

7.  SEVERABILITY.  If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable.  If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

8.  WAIVER OF CONTRACTUAL RIGHT.  The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

9.  APPLICABLE LAW.  This Agreement shall be governed by the laws of the State of Texas.

The Internet Business Factory, Inc.

By:

___//s// Jonathan C. Gilchrist________________

Jonathan C. Gilchrist, President

A Time To Grow, Inc.

By:

__//s// Jonathan C. Gilchrist_________________

Jonathan Gilchrist, CEO

#

Exhibit 10.2

CONTENT LICENSE AND SERVICE AGREEMENT

This Content License and Service Agreement (this "Agreement") is made effective as of December 15, 2000 between PG Technology, Inc., of 2951 Marina Bay Drive, 130-310, League City, Texas 77537 and A Time To Grow, Inc., of 6524 San Felipe, Suite 252, Houston, Texas 77057.  In the Agreement, the party who is granting the right to use the licensed property will be referred to as "PGTech", and the party who is receiving the right to use the licensed property will be referred to as "ATG".

The parties agree as follows:

WHEREAS, PGTech owns the resale rights to 2,000 content licenses including courses in technology and business, and

WHEREAS, ATG desires to sell the courses to which PGTech has procured the rights, and

WHEREAS, PGTech has provided and continues to provide Web Hosting, technical support, co-location and other technical services for ATG, and

WHEREAS, ATG desires to compensate PGTech through the issuance of common stock for services rendered both prior to and subsequent to the date of this agreement as set forth below,

THEREFORE, the Parties Agree as follows:

1.  GRANT OF LICENSE.   PGTech owns 2,000 e-Learning content licenses for business and technology courses ("The Courses").  In accordance with this Agreement, PGTech grants ATG a non-exclusive license to sell the Courses through its Web site and marketing channels at cost plus 10% handling, up to the first 1000 licenses, after which point the remaining licenses will be at no charge.  ATG will be responsible for collecting and paying all required sales tax.  PGTech retains title and ownership of any unsold licenses under the terms of this agreement.  Payment made hereunder in combination with prior payments shall be considered payment in full for any of the Courses covered by this Agreement that are sold by ATG.

2.  SERVICES.  PGTech has provided Web hosting services, consulting and technical development and support services for ATG from inception through the date of this Agreement.  It is agreed by and between the parties that the Payment set forth in this Agreement shall constitute payment in full for services rendered by PGTech on behalf of ATG from inception through March 30, 2001.

3.  PAYMENT.  The Board of Directors of ATG has authorized the issuance of 250,000 shares of common stock to PG Tech in full payment for the rights and services set forth in this Agreement if and when such stock is tradable without restriction in an active public market and has a market value in excess of $50,000.

4.  RECORDS.   ATG shall keep accurate records regarding the quantities of the Courses that are sold, and will provide a monthly report to PGTech.  PGTech shall incorporate such records into its monthly sales report to its vendors.  If ATG fails to produce such reports PGTech has the right to with hold further licenses from being purchased until that time when the discrepancy has been resolved.

5.  MODIFICATIONS.  ATG may not modify or change the Courses in any manner.

6.  DEFAULTS.  If ATG fails to abide by the obligations of this Agreement, including the obligation to make payment when due, PGTech shall have the option to cancel this Agreement by providing 60 days written notice to ATG.  ATG shall have the option of preventing the termination of this Agreement by taking corrective action that cures the default, if such corrective action is taken prior to the end of the time period stated in the previous sentence, and if there are no other defaults during such time period.

7.  ARBITRATION.  All disputes under this Agreement that cannot be resolved by the parties shall be submitted to arbitration under the rules and regulations of the American Arbitration Association.  Either party may invoke this paragraph after providing 30 days written notice to the other party.  All costs of arbitration shall be divided equally between the parties.  Any award may be enforced by a court of law.

8.  WARRANTIES.  Neither party makes any warranties with respect to the use, sale or other transfer of the The Courses by the other party or by any third party, and ATG accepts the product "AS IS."  In no event will PGTech be liable for direct, indirect, special, incidental, or consequential damages, that are in any way related to the Courses.

9.  TRANSFER OF RIGHTS.  This Agreement shall be binding on any successors of the parties.  Neither party shall have the right to assign its interests in this Agreement to any other party, unless the prior written consent of the other party is obtained.

10.  ENTIRE AGREEMENT.  This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written.  This Agreement supersedes any prior written or oral agreements between the parties.

11.  AMENDMENT.  This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

12.  SEVERABILITY.  If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable.  If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

13.  WAIVER OF CONTRACTUAL RIGHT.  The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

14.  APPLICABLE LAW.  This Agreement shall be governed by the laws of the State of Texas.

Licensor:

PG Technology, Inc.

By:

___//s// Tommy Waldrop_______________________________

Tommy Waldrop

Licensee:

A Time To Grow, Inc.

By:

___//s// Jonathan Gilchrist______________________________

Jonathan Gilchrist, CEO

#

Exhibit 10.3

PROMISSORY NOTE

$30,000.00

                       Date:  December 28, 2000

For value received, the undersigned A Time To Grow, Inc. (the "Borrower"), at 1240 Blalock Road, Suite 150b, Houston, Texas, 77055, promises to pay to the order of Jonathan Gilchrist, (the "Lender"), at 6524 San Felipe, Suite 252, Houston, Texas 77057, (or at such other place as the Lender may designate in writing) the sum of $30,000.00 with no interest.

Unpaid principal shall be payable upon demand and shall accrue interest at a rate of 9.00% annually until beginning on December 31, 2002 if unpaid on that date.   All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.  If any payment obligation under this Note is not paid when due, the remaining unpaid principal balance and any accrued interest shall become due immediately at the option of the Lender.  The Borrower reserves the right to prepay this Note (in whole or in part) prior to its Due Date with no prepayment penalty.  If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

This Note is secured by a all of the assets of ATG including, but not limited to, equipment, brand names, URL's, Web sites and other tangible and intangible assets.

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:  1)  the failure of the Borrower to pay the principal and any accrued interest in full on or before the Due Date; 2)  the death of the Borrower or Lender; 3)  the filing of bankruptcy proceedings involving the Borrower as a debtor; 4)  the application for the appointment of a receiver for the Borrower; 5)  the making of a general assignment for the benefit of the Borrower's creditors; 6)  the insolvency of the Borrower;  7)  a misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit.  In addition, the Borrower shall be in default if there is a sale, transfer, assignment, or any other disposition of any assets pledged as security for the payment of this Note, or if there is a default in any security agreement which secures this Note.  If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.  All payments of principal and interest on this Note shall be paid in the legal currency of the United States.  The Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability or the obligations of the Borrower.  All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.  This Note shall be construed in accordance with the laws of the State of Texas.

Signed this 28th day of December, 2000, at Houston, Harris County, Texas.

Borrower:

A Time To Grow, Inc.

By:__//s// Jonathan Gilchrist_______________

         Jonathan Gilchrist, President

#

Exhibit 10.4

A Time To Grow, Inc.

INVESTMENT AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR OTHER SECURITIES AUTHORITIES. THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL AND STATE SECURITIES LAWS.

THIS INVESTMENT AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES DESCRIBED HEREIN BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.  THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES AUTHORITIES, NOR HAVE SUCH AUTHORITIES CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK.  THE INVESTOR MUST RELY ON ITS OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.  SEE THE RISK FACTORS SET FORTH IN THE ATTACHED DISCLOSURE DOCUMENTS AS EXHIBIT J.

SEE ADDITIONAL LEGENDS AT SECTIONS 4.7.

THIS INVESTMENT AGREEMENT (this "Agreement" or “Investment Agreement”) is made as of the March 13, 2001, by and between A Time To Grow, Inc., a corporation duly organized and existing under the laws of the State of Texas  (the "Company"), and the undersigned Investor executing this Agreement ("Investor").

RECITALS:

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to the Investor, and the Investor shall purchase from the Company, from time to time as provided herein, shares of the Company's Common Stock, as part of an offering of Common Stock by the Company to Investor, for a maximum aggregate offering amount of  $6,000,000  (the "Maximum Offering Amount"); and

WHEREAS, the solicitation of this Investment Agreement and, if accepted by the Company, the offer and sale of the Common Stock are being made in reliance upon the provisions of Regulation D ("Regulation D") promulgated under the Act, Section 4(2) of the Act, and/or upon such other exemption from the registration requirements of the Act as may be available with respect to any or all of the purchases of Common Stock to be made hereunder.

TERMS:

NOW, THEREFORE, the parties hereto agree as follows:

1.

Certain Definitions.  As used in this Agreement (including the recitals above), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accredited Investor” shall have the meaning set forth in Section 3.1.

“Act” shall mean the Securities Act of 1933, as amended.

“Affiliate” shall have the meaning as set forth Section 6.4.

“Aggregate Issued Shares” equals the aggregate number of shares of Common Stock issued to Investor pursuant to the terms of this Agreement or the Registration Rights Agreement as of a given date, including Put Shares and Warrant Shares.

“Agreement” shall mean this Investment Agreement.

“Business Day” shall mean any day during which the Principal Market is open for trading.

“Calendar Month” shall mean the period of time beginning on the numeric day in question in a calendar month and for Calendar Months thereafter, beginning on the earlier of (i) the same numeric day of the next calendar month or (ii) the last day of the next calendar month.  Each Calendar Month shall end on the day immediately preceding the beginning of the next succeeding Calendar Month.

“Capitalization Schedule” shall have the meaning set forth in Section 3.2.4.

“Closing” shall mean one of (i) the Investment Commitment Closing and (ii) each closing of a purchase and sale of Common Stock pursuant to Section 2.

"Closing Bid Price" means, for any security as of any date, the last closing bid price for such security during Normal Trading on the  last closing bid price during Normal Trading of such security on the principal securities exchange or trading market where such security is listed or traded as reported by such principal securities exchange or trading market, or if the foregoing do not apply, the last closing bid price during Normal Trading of such security in the over-the-counter market on the electronic bulletin board for such security, or, if no closing bid price is reported for such security, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc.  If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Investor in this Offering.  If the Company and the Investor in this Offering are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved by an investment banking firm mutually acceptable to the Company and the Investor in this offering and any fees and costs associated therewith shall be paid by the Company.

“Common Shares” shall mean the shares of Common Stock of the Company.

“Common Stock” shall mean the common stock of the Company.

“Company” shall mean A Time To Grow, Inc.,  a corporation duly organized and existing under the laws of the State of Texas .

 “Delisting Event” shall mean any time during the term of this Investment Agreement, that the Company’s Common Stock is not listed for and actively trading on the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the American Stock Exchange, or the New York Stock Exchange or is suspended or delisted with respect to the trading of the shares of Common Stock on such market or exchange.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Extended Put Period” shall mean the period of time between the Advance Put Notice Date until the Pricing Period End Date.

 “Ineffective Period” shall mean any period of time that the Registration Statement or any Supplemental Registration Statement (each as defined in the Registration Rights Agreement) becomes ineffective or unavailable for use for the sale or resale, as applicable, of any or all of the Registrable Securities (as defined in the Registration Rights Agreement) for any reason (or in the event the prospectus under either of the above is not current and deliverable) during any time period required under the Registration Rights Agreement.

“Investment Commitment Opinion of Counsel” shall mean an opinion from Company’s independent counsel as to the Investment Commitment Closing.

“Investment Date” shall mean the date of the Investment Commitment Closing.

“Investor” shall have the meaning set forth in the preamble hereto.

“Major Transaction" shall mean and shall be deemed to have occurred at such time upon any of the following events:

(i) a consolidation, merger or other business combination or event or transaction following which the holders of Common Stock of the Company immediately preceding such consolidation, merger, combination or event either (i) no longer hold a majority of the shares of Common Stock of the Company or (ii) no longer have the ability to elect the board of directors of the Company (a “Change of Control”); provided, however, that if the other entity involved in such consolidation, merger, combination or event is a publicly traded company with "Substantially Similar Trading Characteristics" (as defined below) as the Company and the holders of Common Stock are to receive solely Common Stock or no consideration (if the Company is the surviving entity) or solely common stock of such other entity (if such other entity is the surviving entity), such transaction shall not be deemed to be a Major Transaction (provided the surviving entity, if other than the Company, shall have agreed to assume all obligations of the Company under this Agreement and the Registration Rights Agreement).  For purposes hereof, an entity shall have Substantially Similar Trading Characteristics as the Company if the average daily dollar Trading Volume of the common stock of such entity is equal to or in excess of $500,000 for the 90th through the 31st day prior to the public announcement of such transaction;

(ii) the sale or transfer of all or substantially all of the Company's assets; or

(iii) a purchase, tender or exchange offer made to the holders of outstanding shares of Common Stock, such that following such purchase, tender or exchange offer a Change of Control shall have occurred.

“Market Price” shall equal the lowest Closing Bid Price for the Common Stock on the Principal Market during the Pricing Period for the applicable Put.

“Material Facts” shall have the meaning set forth in Section 2.3.6(a).

“Maximum Put Dollar Amount” shall mean the lesser of (i) the Company Designated Maximum Put Dollar Amount, if any, specified by the Company in a Put Notice, and (ii) $2 million.

“Normal Trading” shall mean trading that occurs between 9:30 AM and 4:00 PM, New York City Time, on any Business Day, and shall expressly exclude “after hours” trading.

“Offering” shall mean the Company’s offering of Common Stock and Warrants issued under this  Investment Agreement.

“Officer’s Certificate” shall mean a certificate, signed by an officer of the Company, to the effect that the representations and warranties of the Company in this Agreement required to be true for the applicable Closing are true and correct in all material respects and all of the conditions and limitations set forth in this Agreement for the applicable Closing are satisfied.

“Opinion of Counsel” shall mean, as applicable, the Investment Commitment Opinion of Counsel and the Registration Opinion.

“Pricing Period” shall mean, unless otherwise shortened under the terms of this Agreement, the period beginning on the Business Day immediately following the Put Date and ending on and including the date which is 20 Business Days after such Put Date.

“Pricing Period End Date” shall mean the last Business Day of any Pricing Period.

“Principal Market” shall mean the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

“Put Date” shall mean the date that is specified by the Company in any Put Notice for which the Company intends to exercise a Put under Section 2.3.1, unless the Put Date is postponed pursuant to the terms hereof, in which case the “Put Date” is such postponed date.

“Put Dollar Amount” shall  be determined by multiplying the Put Share Amount by the respective Put Share Prices with respect to such Put Shares, subject to the limitations herein.

“Put Shares” shall mean shares of Common Stock that are purchased by the Investor pursuant to a Put.

“Registrable Securities” shall have the meaning as set forth in the Registration Rights Agreement.

“Registration Rights Agreement” shall mean that certain registration rights agreement entered into by the Company and Investor on even date herewith, in the form attached hereto as Exhibit A, or such other form as agreed upon by the parties.

“Registration Statement” shall have the meaning as set forth in the Registration Rights Agreement.

“Regulation D” shall mean Regulation D promulgated under the Act.

“SEC” shall mean the Securities and Exchange Commission.

“Securities” shall mean this Investment Agreement, together with the Common Stock of the Company, the Warrants and the Warrant Shares issuable pursuant to this Investment Agreement.

“Six Month Anniversary” shall mean the date that is the same Numeric Day of the sixth (6th) calendar month after the Investment Date, and the date that is the same Numeric Day of each sixth (6th) calendar month thereafter, provided that if such date is not a Business Day, the next Business Day thereafter.

“Supplemental Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Term” shall mean the term of this Agreement, which shall be a period of time beginning on the date of this Agreement and ending on the Termination Date.

“Termination Date” shall mean the earlier of (i) the date that is two (2) years after the Effective Date, or (ii) the date that is thirty (30) Business Days after the later of (a) the Put Closing Date on which the sum of the aggregate Put Share Price for all Put Shares equal the Maximum Offering Amount, (b) the date that the Company has delivered a Termination Notice to the Investor,  (c) the date of an Automatic Termination, and (d) the date that all of the Warrants have been exercised.

“Trading Volume ” shall mean the volume of shares of the Company’s Common Stock that trade between 9:30 AM and 4:00 PM, New York City Time, on any Business Day, and shall expressly exclude any shares trading during “after hours” trading.

“Transfer Agent Instructions” shall mean the Company’s instructions to its transfer agent, substantially in the form attached as Exhibit T, or such other form as agreed upon by the parties.

“Unlegended Share Certificates” shall mean a certificate or certificates (or electronically delivered shares, as appropriate) (in denominations as instructed by Investor) representing the shares of Common Stock to which the Investor is then entitled to receive, registered in the name of Investor or its nominee (as instructed by Investor) and not containing a restrictive legend or stop transfer order, including but not limited to the Put Shares for the applicable Put and Warrant Shares.

“Warrant Shares” shall mean the Common Stock issued or issuable upon exercise of the Warrants.

2.

Purchase and Sale of Common Stock.

2.1  Offer to Subscribe.

Subject to the terms and conditions herein and the satisfaction of the conditions to closing set forth in Sections 2.2 and 2.3 below, Investor hereby agrees to purchase such amounts of Common Stock and accompanying Warrants as the Company may, in its sole and absolute discretion, from time to time elect to issue and sell to Investor according to one or more Puts pursuant to Section 2.3 below.

2.2

Investment Commitment.

2.2.1   Investment Commitment Closing.  The closing of this Agreement (the “Investment Commitment Closing") shall be deemed to occur when this Agreement and the Registration Rights Agreement have been executed by both Investor and the Company, the Transfer Agent Instructions have been executed by both the Company and the Transfer Agent, and the other Conditions to Investor’s Obligations set forth in Section 2.2.2 below have been met.

2.2.2  Conditions to Investor’s Obligations.  As a prerequisite to the Investment Commitment Closing and the Investor’s obligations hereunder, all of the following (the “Conditions to Investor’s Obligations”) shall have been satisfied prior to or concurrently with the Company’s execution and delivery of this Agreement:

(a)

the following documents shall have been delivered to the Investor: (i) the Registration Rights Agreement (executed by the Company and Investor), (ii) the Investment Commitment Opinion of Counsel (signed by the Company’s counsel), (iii) the Transfer Agent Instructions (executed by the Company and the Transfer Agent), and (iv) a Secretary's Certificate as to (A) the resolutions of the Company's board of directors authorizing this transaction, (B) the Company's Certificate of Good Standing, Articles of  Incorporation, and (C) the Company's Bylaws;

(b)

this Investment Agreement, accepted by the Company, shall have been received by the Investor;

(c)

the Company’s Common Stock shall be listed for trading and actually trading on the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the American Stock Exchange, the New York Stock Exchange, or other national exchange upon the effectiveness of the registration statement for these shares;

(d)

other than continuing losses, if any, described in the Risk Factors set forth in the Disclosure Documents (provided for in Section 3.2.4), as of the Closing there have been no material adverse changes in the Company’s business prospects or financial condition since the date of the last balance sheet included in the Disclosure Documents, including but not limited to incurring material liabilities; and

(e)

the representations and warranties of the Company in this Agreement shall be true and correct in all material respects and the conditions to Investor’s obligations set forth in this Section 2.2.2 shall have been satisfied as of such Closing; and the Company shall deliver an Officer’s Certificate, signed by an officer of the Company, to such effect to the Investor.

2.3  Puts of Common Shares to the Investor.

2.3.1  Procedure  to Exercise a Put. Subject to the Individual Put Limit, the Maximum Offering Amount and the Cap Amount (if applicable), and the other conditions and limitations set forth in this Agreement, at any time beginning on the date on which the Registration Statement is declared effective by the SEC (the “Effective Date”), the Company may, in its sole and absolute discretion, elect to exercise one or more Puts according to the following procedure, provided that each subsequent Put Date after the first Put Date shall be no sooner than five (5) Business Days following the preceding Pricing Period End Date:

(a) Delivery of Advance Put Notice.

At least ten (10) Business Days but not more than twenty (20) Business Days prior to any intended Put Date (unless otherwise agreed in writing by the Investor), the Company shall deliver advance written notice (the “Advance Put Notice,” the form of which is attached hereto as Exhibit E, the date of such Advance Put Notice being the “Advance Put Notice Date”) to Investor stating the Put Date for which the Company shall, subject to the limitations and restrictions contained herein, exercise a Put and stating the number of shares of Common Stock (subject to the Individual Put Limit and the Maximum Put Dollar Amount) which the Company intends to sell to the Investor for the Put (the “Intended Put Share Amount”).

The Company may, at its option, also designate in any Advance Put Notice (i) a maximum dollar amount of Common Stock, not to exceed $2,000,000, which it shall sell to Investor during the Put (the “Company Designated Maximum Put Dollar Amount”) and/or (ii) a minimum purchase price per Put Share at which the Investor may purchase Shares pursuant to such Put Notice (a "Company Designated Minimum Put Share Price").  The Company Designated Minimum Put Share Price, if applicable, shall be no greater than 80% of the Closing Bid Price of the Company’s common stock on the Advance Put Notice Date. The Company may decrease (but not increase) the Company Designated Minimum Put Share Price for a Put at any time by giving the Investor written notice of such decrease not later than 12:00 Noon, New York City time, on the Business Day immediately preceding the Business Day that such decrease is to take effect.  A decrease in the Company Designated Minimum Put Share Price shall have no retroactive effect on the determination of Trigger Prices and Excluded Days for days preceding the Business Day that such decrease takes effect.

In order to effect delivery of the Advance Put Notice, the Company shall (i) send the Advance Put Notice by facsimile on such date so that such notice is received by the Investor by 6:00 p.m., New York, NY time, and (ii) surrender such notice on such date to a courier for overnight delivery to the Investor (or two (2) day delivery in the case of an Investor residing outside of the U.S.). Upon receipt by the Investor of a facsimile copy of the Advance Put Notice, the Investor shall, within two (2) Business Days, send, via facsimile, a confirmation of receipt (the “Advance Put Notice Confirmation,” the form of which is attached hereto as Exhibit F) of the Advance Put Notice to the Company specifying that the Advance Put Notice has been received and affirming the intended Put Date and the Intended Put Share Amount.

(b) Put Share Amount. The “Put Share Amount” is the number of shares of Common Stock that the Investor shall be obligated to purchase in a given Put, and shall equal the lesser of (i) the Intended Put Share Amount, and (ii) the Individual Put Limit.  The “Individual Put Limit” shall equal the lesser of (i) 15% of the sum of the aggregate daily reported Trading Volumes in the outstanding Common Stock on the Company’s Principal Market, excluding any block trades of 20,000 or more shares of Common Stock, for all Evaluation Days (as defined below) in the Pricing Period, (ii) the number of Put Shares which, when multiplied by their respective Put Share Prices, equals the Maximum Put Dollar Amount, but in no event shall the Individual Put Limit exceed 15% of the sum of the aggregate daily reported Trading Volumes in the outstanding Common Stock on the Company’s Principal Market, excluding any block trades of 20,000 or more shares of Common Stock, for the twenty (20) Business Days immediately preceding the Put Date (this limitation, together with the limitation in (i) immediately above, are collectively referred to herein as the “Volume Limitations”). Company agrees not to trade Common Stock or arrange for Common Stock to be traded for the purpose of artificially increasing the Volume Limitations.

For purposes of this Agreement:

"Trigger Price" for any Pricing Period shall mean the greater of  (i) the Company Designated Minimum Put Share Price divided by 90%. or, should the Market Price be less than $0.50, then the trigger price shall be the Company Designated Minimum Put Share Price plus $.10.

An “Excluded Day” shall mean each Business Day during a Pricing Period where at least “Y” shares of Common Stock trade at a price that is less than the Trigger Price, where “Y” is the lesser of (i) 10,000 shares, or (ii) 15% of the daily reported Trading Volume in the outstanding Common Stock on the Company’s Principal Market on such Business Day.

An “Evaluation Day” shall mean each Business Day during a Pricing Period that is not an Excluded Day.

(c) Put Share Price.  The purchase price for the Put Shares (the “Put Share Price”) shall equal the lesser of (i) the Market Price for such Put, minus $0.08 , or (ii) 90%   of the Market Price for such Put, but shall in no event be less than the Company Designated Minimum Put Share Price for such Put, if applicable.

(d) [Reserved]

(e) Delivery of Required Put Documents. On or before the Put Date for such Put, the Company shall deliver the Required Put Documents (as defined in Section 2.3.5 below) to the Investor (or to an agent of Investor, if Investor so directs).  Unless otherwise specified by the Investor, the Put Shares of Common Stock shall be transmitted electronically pursuant to such electronic delivery system as the Investor shall request; otherwise delivery shall be by physical certificates.  If the Company has not delivered all of the Required Put Documents to the Investor on or before the Put Date, the  Put shall be automatically cancelled, unless the Investor agrees to delay the Put Date by up to three (3) Business Days, in which case the Pricing Period begins on the Business Day following such new Put Date.  If the Company has not delivered all of the Required Put Documents to the Investor on or before the Put Date (or new Put Date, if applicable), and the Investor has not agreed in writing to delay the Put Date, the Put is automatically canceled (an “Impermissible Put Cancellation”) and, unless the Put was otherwise canceled in accordance with the terms of Section 2.3.11, the Company shall pay the Investor $5,000 for its reasonable due diligence expenses incurred in preparation for the canceled Put and the Company may deliver an Advance Put Notice for the subsequent Put no sooner than ten (10) Business Days after the date that such Put was canceled, unless otherwise agreed by the Investor.

(f) Limitation on Investor's Obligation to Purchase Shares. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be required to purchase, and an Intended Put Share Amount may not include, an amount of Put Shares, which when added to the number of Put Shares acquired by the Investor pursuant to this Agreement during the 31 days preceding the Put Date with respect to which this determination of the permitted Intended Put Share Amount is being made, would exceed 9.99% of the number of shares of Common Stock outstanding (on a fully diluted basis, to the extent that inclusion of unissued shares is mandated by Section 13(d) of the Exchange Act) on the Put Date for such Pricing Period, as determined in accordance with Section 13(d) of the Exchange Act (the “Section 13(d) Outstanding Share Amount”).  Each Put Notice shall include a representation of the Company as to the Section 13(d) Outstanding Share Amount on the related Put Date. In the event that the Section 13(d) Outstanding Share Amount is different on any date during a Pricing Period than on the Put Date associated with such Pricing Period, then the number of shares of Common Stock outstanding on such date during such Pricing Period shall govern for purposes of determining whether the Investor, when aggregating all purchases of Shares made pursuant to this Agreement in the 31 calendar days preceding such date, would have acquired more than 9.99% of the Section 13(d) Outstanding Share Amount.  The limitation set forth in this Section 2.3.1(f) is referred to as the “9.9% Limitation.”

2.3.2  Termination of Right to Put.   The Company’s right to require the Investor to purchase any subsequent Put Shares shall terminate permanently (each, an “Automatic Termination”) upon the occurrence of any of the following:

(a) the Company shall not exercise a Put or any Put thereafter if, at any time, either the Company or any director or executive officer of the Company has engaged in a transaction or conduct related to the Company that has resulted in (i) a Securities and Exchange Commission enforcement action, or (ii) a civil judgment or criminal conviction for fraud or misrepresentation, or for any other offense that, if prosecuted criminally, would constitute a felony under applicable law;

(b) the Company shall not exercise a Put or any Put thereafter, on any date after a cumulative time period or series of time periods, including both Ineffective Periods and Delisting Events, that last for an aggregate of four (4) months;

(c) the Company shall not exercise a Put or any Put thereafter if at any time the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or any subsidiary of the Company;

(d) the Company shall not exercise a Put after the sooner of (i) the date that is three (3) years after the Effective Date, or (ii) the Put Closing Date on which the aggregate of the Put Dollar Amounts for all Puts equal the Maximum Offering Amount; and

(e) the Company shall not exercise a Put after the Company has breached any covenant in Section 2.6, Section 6, or Section 9 hereof.

(f) if no Registration Statement has been declared effective by the date that is one (1) year after the date of this Agreement, the Automatic Termination shall occur on the date that is one (1) year after the date of this Agreement.

2.3.3  Put Limitations.  The Company’s right to exercise a Put shall be limited as follows:

(a) notwithstanding the amount of any Put, the Investor shall not be obligated to purchase any additional Put Shares once the aggregate Put Dollar Amount paid by Investor equals the Maximum Offering Amount;

(b) the Investor shall not be obligated to acquire and pay for the Put Shares with respect to any Put for which the Company has announced a subdivision or combination, including a reverse split, of its Common Stock or has subdivided or combined its Common Stock during the Extended Put Period;

(c) the Investor shall not be obligated to acquire and pay for the Put Shares with respect to any Put for which the Company has paid a dividend of its Common Stock or has made any other distribution of its Common Stock during the Extended Put Period;

(d) the Investor shall not be obligated to acquire and pay for the Put Shares with respect to any Put for which the Company has made, during the Extended Put Period, a distribution of all or any portion of its assets or evidences of indebtedness to the holders of its Common Stock;

(e) the Investor shall not be obligated to acquire and pay for the Put Shares with respect to any Put for which a Major Transaction has occurred during the Extended Put Period.

2.3.4   Conditions Precedent to the Right of the Company to Deliver an Advance Put Notice or a Put Notice and the Obligation of the Investor to Purchase Put Shares.  The right of the Company to deliver an Advance Put Notice or a Put Notice and the obligation of the Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (i) the date of delivery of such Advance Put Notice or Put Notice and (ii) the applicable Put Closing Date, of each of the following conditions:

(a)

the Company’s Common Stock shall be listed for and actively trading on the O.T.C. Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the New York Stock Exchange, or other national stock exchange and the Put Shares shall be so listed, and to the Company’s knowledge there is no notice of any suspension or delisting with respect to the trading of the shares of Common Stock on such market or exchange, provided that nothing herein shall prevent the Company from concurrently listing its Common Stock on more than one national exchange.;

(b)

the Company shall have satisfied any and all obligations pursuant to the Registration Rights Agreement, including, but not limited to, the filing of the Registration Statement with the SEC with respect to the resale of all Registrable Securities and the requirement that the Registration Statement shall have been declared effective by the SEC for the resale of all Registrable Securities and the Company shall have satisfied and shall be in compliance with any and all obligations pursuant to this Agreement and the Warrants;

(c)

the representations and warranties of the Company are true and correct in all material respects as if made on such date and the conditions to Investor’s obligations set forth in this Section 2.3.4 are satisfied as of such Closing, and the Company shall deliver a certificate, signed by an officer of the Company, to such effect to the Investor;

(d)

the Company shall have reserved for issuance a sufficient number of Common Shares for the purpose of enabling the Company to satisfy any obligation to issue Common Shares pursuant to any Put and to effect exercise of the Warrants;

(e)

the Registration Statement is not subject to an Ineffective Period as defined in the Registration Rights Agreement, the prospectus included therein is current and deliverable, and to the Company’s knowledge there is no notice of any investigation or inquiry concerning any stop order with respect to the Registration Statement; and

(f)

if the Aggregate Issued Shares after the Closing of the Put would exceed the Cap Amount, the Company shall have obtained the Stockholder 20% Approval as specified in Section 6.11, if the Company’s Common Stock is listed on the NASDAQ Small Cap Market or NMS, and such approval is required by the rules of the NASDAQ.

2.3.5  Documents Required to be Delivered on the Put Date as Conditions to Closing of any Put.  The Closing of any Put and Investor’s obligations hereunder shall additionally be conditioned upon the delivery to the Investor of each of the following (the “Required Put Documents”) on or before the applicable Put Date:

(a) a number of Unlegended Share Certificates (or freely tradeable electronically delivered shares, as appropriate) equal to the Intended Put Share Amount, in denominations of not more than 50,000 shares per certificate;

(b) the following documents:  any report or disclosure required under Section 2.3.6 or Section 2.5;

(c) all documents, instruments and other writings required to be delivered on or before the Put Date pursuant to any provision of this Agreement in order to implement and effect the transactions contemplated herein.

2.3.6  Accountant’s Letter and Registration Opinion.

(a)  The Company shall have caused to be delivered to the Investor, (i) whenever required by Section 2.3.6(b) or by Section 2.5.3 (the “Registration Opinion Deadline”), an opinion of the Company's independent counsel in substantially the form of Exhibit R. , If a Registration Opinion cannot be delivered by the Company's independent counsel to the Investor when requested due to the existence of Material Facts or an Ineffective Period, the Company shall promptly notify the Investor and as promptly as possible amend each of the Registration Statement and any Supplemental Registration Statements, as applicable, and any related prospectus or cause such Ineffective Period to terminate, as the case may be, and deliver such Registration Opinion and updated prospectus as soon as possible thereafter.  If at any time after a Put Notice shall have been delivered to Investor but before the related Pricing Period End Date, the Company acquires knowledge of such Material Facts or any Ineffective Period occurs, the Company shall promptly notify the Investor and shall deliver a Put Cancellation Notice to the Investor pursuant to Section 2.3.11 by facsimile and overnight courier by the end of that Business Day.

(b)

(i)  the Company shall engage its independent auditors to perform the procedures in accordance with the provisions of Statement on Auditing Standards No. 71, as amended, as agreed to by the parties hereto, and reports thereon (the “Bring Down Cold Comfort Letters”) as shall have been reasonably requested by the Investor with respect to certain financial information contained in the Registration Statement

(ii)  in the event that the Investor shall have requested delivery of an Agreed Upon Procedures Report pursuant to Section 2.5.3, the Company shall engage its independent auditors to perform certain agreed upon procedures and report thereon as shall have been reasonably requested by the Investor with respect to certain financial information of the Company and the Company shall deliver to the Investor a copy of such report addressed to the Investor.  In the event that the report required by this Section 2.3.6(b) cannot be delivered by the Company's independent auditors, the Company shall, if necessary, promptly revise the Registration Statement and the Company shall not deliver a Put Notice until such report is delivered.

2.3.7  Investor’s Obligation and Right to Purchase Shares.    Subject to the conditions set forth in this Agreement, following the Investor's receipt of a validly delivered Put Notice, the Investor shall be required to purchase (each a “Purchase”) from the Company a number of Put Shares equal to the Put Share Amount, in the manner described below.

2.3.8  Mechanics of Put Closing. Each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement at or prior to each Closing.  Subject to such delivery and the satisfaction of the conditions set forth in Sections 2.3.4 and 2.3.5, the closing of the purchase by the Investor of Shares shall occur by 5:00 PM, New York City Time, on the date which is five (5) Business Days following the applicable Pricing Period End Date (or such other time or later date as is mutually agreed to by the Company and the Investor) (the “Payment Due Date”) at the offices of Investor.   On each or before each Payment Due Date, the Investor shall deliver to the Company, in the manner specified in Section 8 below,  the Put Dollar Amount to be paid for such Put Shares, determined as aforesaid.  The closing (each a “Put Closing”) for each Put shall occur on the date that both (i) the Company has delivered to the Investor all Required Put Documents, and (ii) the Investor has delivered to the Company such Put Dollar Amount and any Late Payment Amount, if applicable (each a “Put Closing Date”).

If the Investor does not deliver to the Company the Put Dollar Amount for such Put Closing on or before the Payment Due Date, then the Investor shall pay to the Company, in addition to the Put Dollar Amount, an amount (the “Late Payment Amount”) at a rate of X% per month, accruing daily, multiplied by such Put Dollar Amount, where “X” equals one percent (1%)  per month following the date in question, and increases by an additional one percent (1%) for each month that passes after the date in question., provided, however, that in no event shall the amount of interest that shall become due and payable hereunder exceed the maximum amount permissible under applicable law.

2.3.9

Limitation on Short Sales.  The Investor and its Affiliates shall not engage in or cause others on its behalf to engage in  sales of the Company's Common Stock for which the Investor does not have the right or duty to purchase shares from the Company to cover such sales; provided, however, that the Investor may enter into any short exempt sale or any short sale or other hedging or similar arrangement it deems appropriate with respect to Put Shares and Warrants after it receives a Put Notice so long as such sales or arrangements do not involve more than the number of such Put Shares that the Investor has a right or duty to purchase from the Company.

2.3.10  Cap Amount.   If the Company becomes listed on the Nasdaq Small Cap Market or the Nasdaq National Market, then, unless the Company has obtained Stockholder 20% Approval as set forth in Section 6.11 or unless otherwise permitted by Nasdaq, in no event shall the Aggregate Issued Shares exceed the maximum number of shares of Common Stock (the “Cap Amount”) that the Company can, without stockholder approval, so issue pursuant to Nasdaq Rule 4460(i)(1)(d)(ii) (or any other applicable Nasdaq Rules  or any successor rule) (the “Nasdaq 20% Rule”).

2.3.11  Put Cancellation.

(a)

Mechanics of Put Cancellation. If at any time during a Pricing Period the Company discovers the existence of Material Facts or any Ineffective Period or Delisting Event occurs, the Company shall cancel the Put (a ”Put Cancellation”), by delivering written notice to the Investor (the “Put Cancellation Notice”), attached as Exhibit Q, by facsimile and overnight courier.  The “Put Cancellation Date” shall be the date that the Put Cancellation Notice is first received by the Investor, if such notice is received by the Investor by 6:00 p.m., New York, NY time, and shall be the following date, if such notice is received by the Investor after 6:00 p.m., New York, NY time.

(b)

Effect of Put Cancellation. Anytime a Put Cancellation Notice is delivered to Investor after the Put Date, the Put, shall remain effective with respect to a number of Put Shares (the “Truncated Put Share Amount”) equal to the Individual Put Limit for the Truncated Pricing Period.

(c)

Put Cancellation Notice Confirmation.  Upon receipt by the Investor of a facsimile copy of the Put Cancellation Notice, the Investor shall promptly send, via facsimile, a confirmation of receipt (the “Put Cancellation Notice Confirmation,” a form of which is attached as Exhibit S) of the Put Cancellation Notice to the Company specifying that the Put Cancellation Notice has been received and affirming the Put Cancellation Date.

(d)

Truncated Pricing Period.

 If a Put Cancellation Notice has been delivered to the Investor after the Put Date, the Pricing Period for such Put shall end at on the close of trading on the last full trading day on the Principal Market that ends on the day of the initial delivery of the Put Cancellation Notice (a “Truncated Pricing Period”) to the Investor.

2.3.12  Investment Agreement Cancellation.   The Company may terminate (a “Company Termination”) its right to initiate future Puts by providing written notice (“Termination Notice”) to the Investor, by facsimile and overnight courier, at any time other than during an Extended Put Period, provided that such termination shall have no effect on the parties’ other rights and obligations under this Agreement, the Registration Rights Agreement or the Warrants.  Notwithstanding the above, any cancellation occurring during an Extended Put Period is governed by Section 2.3.11.

2.3.13

Return of Excess Common Shares.  In the event that the number of Shares purchased by the Investor pursuant to its obligations hereunder is less than the Intended Put Share Amount, the Investor shall promptly return to the Company any shares of Common Stock in the Investor’s possession that are not being purchased by the Investor unless the Company elects to immediately or contiguously deliver a new Advanced Put Notice.

2.4  Commitment Shares.

2.4.1

Commitment Shares. In partial consideration hereof, following the execution of the Term Sheet  dated on or about March 13, 2001  between the Company and the Investor, the Company issued and delivered to Investor or its designated assignees, 200,000 shares of unregistered common stock as commitment shares with piggy-back registration rights.

Notwithstanding any Termination or Automatic Termination of this Agreement, regardless of whether or not the Registration Statement is or is not filed, and regardless of whether or not the Registration Statement is approved or denied by the SEC, the Investor shall retain full ownership of the Commitment Shares as partial consideration for its commitment hereunder.

2.4.2  [Reserved]

2.5     Due Diligence Review.   The Company shall make available for inspection and review by the Investor (the “Due Diligence Review”), advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of Common Stock on behalf of the Investor pursuant to the Registration Statement, any Supplemental Registration Statement, or amendments or supplements thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

2.5.1

Treatment of Nonpublic Information.  The Company shall not disclose nonpublic information to the Investor or to its advisors or representatives in violation of Reg. FD.    Nothing herein shall require the Company to disclose nonpublic information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate nonpublic information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting information (whether or not requested of the Company specifically or generally during the course of due diligence by and such persons or entities), which, if not disclosed in the Prospectus included in the Registration Statement, would cause such Prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.5.2  Disclosure of Misstatements and Omissions. The Investor's advisors or representatives shall make complete disclosure to the Investor's counsel of all events or circumstances constituting nonpublic information discovered by such advisors or representatives in the course of their due diligence upon which such advisors or representatives form the opinion that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in the light of the circumstances in which they were made, not misleading.  Upon receipt of such disclosure, the Investor's counsel shall consult with the Company's independent counsel in order to address the concern raised as to the existence of a material misstatement or omission and to discuss appropriate disclosure with respect thereto; provided, however, that such consultation shall not constitute the advice of the Company's independent counsel to the Investor as to the accuracy of the Registration Statement and related Prospectus.

2.5.3  Procedure if Material Facts are Reasonably Believed to be Untrue or are Omitted.  In the event after such consultation the Investor or the Investor's counsel reasonably believes that the Registration Statement contains an untrue statement or a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading,

(a) the Company shall file with the SEC an amendment to the Registration Statement responsive to such alleged untrue statement or omission and provide the Investor, as promptly as practicable, with copies of the Registration Statement and related Prospectus, as so amended, or

(b) if the Company disputes the existence of any such material misstatement or omission, (i) the Company's independent counsel shall provide the Investor's counsel with a Registration Opinion and (ii) in the event the dispute relates to the adequacy of financial disclosure and the Investor shall reasonably request, the Company's independent auditors shall provide to the Company a letter (“Agreed Upon Procedures Report”) outlining the performance of such "agreed upon procedures" as shall be reasonably requested by the Investor and the Company shall provide the Investor with a copy of such letter.

2.6 Commitment Payments.

On the last Business Day of each six (6) Calendar Month period following the Effective Date (each such period a “Commitment Evaluation Period”), if the Company has not Put at least $50,000 in aggregate Put Dollar Amount during that Commitment Evaluation Period, the Company, in consideration of Investor’s commitment costs, including, but not limited to, due diligence expenses, shall pay to the Investor an amount (the “Semi-Annual Non-Usage Fee ”) equal to the difference of (i) $5,000, minus (ii) 10% of the aggregate Put Dollar Amount of the Put Shares put to Investor during that Commitment Evaluation Period.  In the event that the Company delivers a Termination Notice to the Investor or an Automatic Termination occurs, the Company shall pay to the Investor (the “Termination Fee”) the greater of (i) the Semi-Annual Non-Usage Fee for the applicable Commitment Evaluation Period, or (ii) the difference of (x) $30,000, minus (y) 5% of the aggregate Put Dollar Amount of the Put Shares put to Investor during all Puts to date, and the Company shall not be required to pay the Semi-Annual Non-Usage Fee thereafter.

Each Semi Annual Non-Usage Fee or Termination Fee is payable, in cash, within five (5) business days of the date it accrued.  The Company shall not be required to deliver any payments to Investor under this subsection until Investor has paid all Put Dollar Amounts that are then due.

3.

Representations, Warranties and Covenants of Investor.  Investor hereby represents and warrants to and agrees with the Company as follows:

3.1  Accredited Investor.  Investor is an accredited investor (“Accredited Investor”), as defined in Rule 501 of Regulation D, and has checked the applicable box set forth in Section 10 of this Agreement.

3.2  Investment Experience; Access to Information; Independent Investigation.

3.2.1  Access to Information.  Investor or Investor’s professional advisor has been granted the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of this Offering, the Company and its business and prospects, and to obtain any additional information which Investor or Investor’s professional advisor deems necessary to verify the accuracy and completeness of the information received.

3.2.2  Reliance on Own Advisors.  Investor has relied completely on the advice of, or has consulted with, Investor’s own personal tax, investment, legal or other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any of the foregoing, within the meaning of Section 15 of the Act for any tax or legal advice (other than reliance on information in the Disclosure Documents as defined in Section 3.2.4 below and on the Opinion of Counsel).  The foregoing, however, does not limit or modify Investor’s right to rely upon covenants, representations and warranties of the Company in this Agreement.

3.2.3  Capability to Evaluate.  Investor has such knowledge and experience in financial and business matters so as to enable such Investor to utilize the information made available to it in connection with the Offering in order to evaluate the merits and risks of the prospective investment, which are substantial, including without limitation those set forth in the Disclosure Documents (as defined in Section 3.2.4 below).

3.2.4  Disclosure Documents.  Investor, in making Investor’s investment decision to subscribe for the Investment Agreement hereunder, represents that (a) Investor has received and had an opportunity to review (i) the Company’s Annual Report on Form 10-KSB for the most recent three years, if applicable, (ii) the Company’s quarterly report on Form 10-QSB for the last four quarters, if any, (iii) the Risk Factors, provided by the Company, (the “Risk Factors”) (iv) the Capitalization Schedule of the Company’s currently issued and outstanding stock and/or warrants, , (the “Capitalization Schedule”) and (v) the Use of Proceeds Schedule as anticipated by the Company, (the “Use of Proceeds Schedule”); (b) Investor has read, reviewed, and relied solely on the documents described in (a) above, the Company’s representations and warranties and other information in this Agreement, including the exhibits, documents prepared by the Company which have been specifically provided to Investor in connection with this Offering (the documents described in this Section 3.2.4 (a) and (b) are collectively referred to as the “Disclosure Documents”), and an independent investigation made by Investor and Investor’s representatives, if any; (c) Investor has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company which have been filed as exhibits to the Company’s filings under the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and has had an opportunity to ask questions of and receive answers from the Company’s officers and directors; and (d) is not relying on any oral representation of the Company or any other person, nor any written representation or assurance from the Company other than those contained in the Disclosure Documents or incorporated herein or therein.  The foregoing, however, does not limit or modify Investor’s right to rely upon covenants, representations and warranties of the Company in Sections 5 and 6 of this Agreement.  Investor acknowledges and agrees that the Company has no responsibility for, does not ratify, and is under no responsibility whatsoever to comment upon or correct any reports, analyses or other comments made about the Company by any third parties, including, but not limited to, analysts’ research reports or comments (collectively, “Third Party Reports”), and Investor has not relied upon any Third Party Reports in making the decision to invest.

3.2.5  Investment Experience; Fend for Self.  Investor has substantial experience in investing in securities and it has made investments in securities other than those of the Company.  Investor acknowledges that Investor is able to fend for Investor’s self in the transaction contemplated by this Agreement, that Investor has the ability to bear the economic risk of Investor’s investment pursuant to this Agreement and that Investor is an "Accredited Investor" by virtue of the fact that Investor meets the investor qualification standards set forth in Section 3.1 above.  Investor has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with Investor’s purposes.

3.3  Exempt Offering Under Regulation D.

3.3.1  No General Solicitation.  The Investment Agreement was not offered to Investor through, and Investor is not aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3.3.2  Restricted Securities.  Investor understands that the Investment Agreement is and the Common Stock issued under this Agreements will be, characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction exempt from the registration requirements of the federal securities laws and that under such laws and applicable regulations such securities may not be transferred or resold without registration under the Act or pursuant to an exemption therefrom.  In this connection, Investor represents that Investor is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.3.3  Disposition.  Without in any way limiting the representations set forth above, Investor agrees that until the Securities are sold pursuant to an effective Registration Statement or an exemption from registration.  Investor further agrees not to sell, transfer, assign, or pledge the Securities (except for any bona fide pledge arrangement to the extent that such pledge does not require registration under the Act or unless an exemption from such registration is available and provided further that if such pledge is realized upon, any transfer to the pledgee shall comply with the requirements set forth herein), or to otherwise dispose of all or any portion of the Securities unless and until:

(a)

There is then in effect a registration statement under the Act and any applicable state securities laws covering such proposed disposition and such disposition is made in accordance with such registration statement and in compliance with applicable prospectus delivery requirements; or

(b)

(i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition to the extent relevant for determination of the availability of an exemption from registration, and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Securities under the Act or state securities laws.  It is agreed that the Company will not require the Investor to provide opinions of counsel for transactions made pursuant to Rule 144 provided that Investor and Investor’s broker, if necessary, provide the Company with the necessary representations for counsel to the Company to issue an opinion with respect to such transaction.

The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

3.4  Due Authorization.

3.4.1  Authority.  The person executing this Investment Agreement, if executing this Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Agreement and each other document included herein for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which Investor is executing this Agreement.  Investor has reached the age of majority (if an individual) according to the laws of the state in which he or she resides.

3.4.2  Due Authorization. Investor is duly and validly organized, validly existing and in good standing as a limited liability company under the laws of Texas with full power and authority to purchase the Securities to be purchased by Investor and to execute and deliver this Agreement.

4.

Acknowledgments

Investor is aware that:

4.1  Risks of Investment.  Investor recognizes that an investment in the Company involves substantial risks, including the potential loss of Investor's entire investment herein.  Investor recognizes that the Disclosure Documents, this Agreement and the exhibits hereto do not purport to contain all the information, which would be contained in a registration statement under the Act;

4.2  No Government Approval.  No federal or state agency has passed upon the Securities, recommended or endorsed the Offering, or made any finding or determination as to the fairness of this transaction;

4.3  No Registration, Restrictions on Transfer.  As of the date of this Agreement, the Securities and any component thereof have not been registered under the Act or any applicable state securities laws by reason of exemptions from the registration requirements of the Act and such laws, and may not be sold, pledged (except for any limited pledge in connection with a margin account of Investor to the extent that such pledge does not require registration under the Act or unless an exemption from such registration is available and provided further that if such pledge is realized upon, any transfer to the pledgee shall comply with the requirements set forth herein), assigned or otherwise disposed of in the absence of an effective registration of the Securities and any component thereof under the Act or unless an exemption from such registration is available;

4.4  Restrictions on Transfer.  Investor may not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Securities or any component thereof in the absence of either an effective registration statement or an exemption from the registration requirements of the Act and applicable state securities laws;

4.5  No Assurances of Registration.  There can be no assurance that any registration statement will become effective at the scheduled time, or ever, or remain effective when  required, and Investor acknowledges that it may be required to bear the economic risk of Investor's investment for an indefinite period of time;

4.6  Exempt Transaction.  Investor understands that the Securities are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are being relied upon by the Company in determining the applicability of such exemptions and the suitability of Investor to acquire such Securities.

4.7  Legends.  The certificates representing the Put Shares shall not bear a Restrictive Legend. The certificates representing the Commitment Shares shall  bear a Restrictive Legend unless they are issued at a time when the Registration Statement is  effective for resale.  It is understood that the certificates evidencing any Commitment Shares issued at a time when the Registration Statement is not effective for resale, subject to legend removal under the terms of Section 6.8 below, shall bear the following legend (the “Legend”):

"The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, nor the securities laws of any other jurisdiction.  They may not be sold or transferred in the absence of an effective registration statement under those securities laws or pursuant to an exemption therefrom."

5.

Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to Investor (which shall be true at the signing of this Agreement, and as of any such later date as contemplated hereunder) and agrees with Investor that, except as set forth in the “Schedule of Exceptions” attached hereto as Exhibit C:

5.1  Organization, Good Standing, and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas , USA and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole.  The Company is not the subject of any pending, threatened or, to its knowledge, contemplated investigation or administrative or legal proceeding (a “Proceeding”) by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, or the Securities and Exchange Commission, The National Association of Securities Dealer, Inc., The Nasdaq Stock Market, Inc. or any state securities commission, or any other governmental entity, which have not been disclosed in the Disclosure Documents.  None of the disclosed Proceedings, if any, will have a material adverse effect upon the Company or the market for the Common Stock.  The Company has the following subsidiaries:

5.2  Corporate Condition.  The Company's condition is, in all material respects, as described in the Disclosure Documents (as further set forth in any subsequently filed Disclosure Documents, if applicable), except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the Company.  Except for continuing losses, there have been no material adverse changes to the Company’s business, financial condition, or prospects since the dates of such Disclosure Documents.  The financial statements as contained in the 10-KSB and 10-QSB have been prepared in accordance with generally accepted accounting principles, consistently applied (except as otherwise permitted by Regulation S-X of the Exchange Act), subject, in the case of unaudited interim financial statements, to customary year end adjustments and the absence of certain footnotes, and fairly present the financial condition of the Company as of the dates of the balance sheets included therein and the consolidated results of its operations and cash flows for the periods then ended,.  Without limiting the foregoing, there are no material liabilities, contingent or actual, that are not disclosed in the Disclosure Documents (other than liabilities incurred by the Company in the ordinary course of its business, consistent with its past practice, after the period covered by the Disclosure Documents).  The Company has paid all material taxes that are due, except for taxes that it reasonably disputes.  There is no material claim, litigation, or administrative proceeding pending or, to the best of the Company’s knowledge, threatened against the Company, except as disclosed in the Disclosure Documents.  This Agreement and the Disclosure Documents do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated therein or herein necessary to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made.  No event or circumstance exists relating to the Company, which under applicable law, requires public disclosure but which has not been so publicly announced or disclosed.

5.3  Authorization.  All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Common Stock being sold hereunder and the issuance (and/or the reservation for issuance) of the Warrants and the Warrant Shares have been taken, and this Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except insofar as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.  The Company has obtained all consents and approvals required for it to execute, deliver and perform each agreement referenced in the previous sentence.

5.4  Valid Issuance of Common Stock.  The Common Stock and the Warrants, when issued, sold and delivered in accordance with the terms hereof, for the consideration expressed herein, will be validly issued, fully paid and nonassessable and, based in part upon the representations of Investor in this Agreement, will be issued in compliance with all applicable U.S. federal and state securities laws.  The Warrant Shares, when issued in accordance with the terms of the Warrants, shall be duly and validly issued and outstanding, fully paid and nonassessable, and based in part on the representations and warranties of Investor, will be issued in compliance with all applicable U.S. federal and state securities laws.  The Put Shares, the Warrants and the Warrant Shares will be issued free of any preemptive rights.

5.5  Compliance with Other Instruments.  The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, each as amended and in effect on and as of the date of the Agreement, or of any material provision of any material instrument or material contract to which it is a party or by which it is bound or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a material adverse effect on the Company's business or prospects, or on the performance of its obligations under this Agreement or the Registration Rights Agreement.  The execution, delivery and performance of this Agreement and the other agreements entered into in conjunction with the Offering and the consummation of the transactions contemplated hereby and thereby will not (a) result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company, which would have a material adverse effect on the Company’s business or prospects, or on the performance of its obligations under this Agreement, the Registration Rights Agreement, (b) violate the Company’s Certificate of Incorporation or By-Laws or (c) violate any statute, rule or governmental regulation applicable to the Company which violation would have a material adverse effect on the Company's business or prospects.

5.6  Reporting Company.  The Company shall be subject to the reporting requirements of the Exchange Act and the Company shall file all reports required by the Exchange Act after the date the Company first becomes subject to such reporting obligations. The Company undertakes to furnish Investor with copies of such reports as may be reasonably requested by Investor prior to consummation of this Offering and thereafter, to make such reports available, for the full term of this Agreement, including any extensions thereof, and for as long as Investor holds the Securities.  The Common Stock is, or will be upon the effective date, duly listed on an approved national exchange.  The Company is not in violation of the listing requirements of such exchange and does not reasonably anticipate that the Common Stock will be delisted by that exchange in the foreseeable future.  The Company has filed all reports required under the Exchange Act.  The Company has not furnished to the Investor any material nonpublic information concerning the Company.

5.7  Capitalization.  The capitalization of the Company as of March 13, 2001, , after taking into account the offering of the Securities contemplated by this Agreement and all other share issuances occurring prior to this Offering, will be, as set forth in the Capitalization Schedule as set forth in Exhibit K.  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.  Except as disclosed in the Capitalization Schedule, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Act (except the Registration Rights Agreement).

5.8  No Rights of Participation. No person or entity, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the financing contemplated by this Agreement which has not been waived.

5.9  Company Acknowledgment.  THE COMPANY HEREBY ACKNOWLEDGES THAT INVESTOR MAY ELECT TO HOLD THE SECURITIES FOR VARIOUS PERIODS OF TIME, AS PERMITTED BY THE TERMS OF THIS AGREEMENT, THE WARRANTS, AND OTHER AGREEMENTS CONTEMPLATED HEREBY, AND THE COMPANY FURTHER ACKNOWLEDGES THAT INVESTOR HAS MADE NO REPRESENTATIONS OR WARRANTIES, EITHER WRITTEN OR ORAL, AS TO HOW LONG THE SECURITIES WILL BE HELD BY INVESTOR OR REGARDING INVESTOR’S TRADING HISTORY OR INVESTMENT STRATEGIES.

5.10

No Advance Regulatory Approval.  The Company acknowledges that this Investment Agreement, the transaction contemplated hereby and the Registration Statement contemplated hereby have not been approved by the SEC, or any other regulatory body and there is no guarantee that this Investment Agreement, the transaction contemplated hereby and the Registration Statement contemplated hereby will ever be approved by the SEC or any other regulatory body.  The Company is relying on its own analysis and is not relying on any representation by Investor that either this Investment Agreement, the transaction contemplated hereby or the Registration Statement contemplated hereby has been or will be approved by the SEC or other appropriate regulatory body.

5.11  Underwriter’s Fees and Rights of First Refusal.  The Company is not obligated to pay any compensation or other fees, costs or related expenditures in cash or securities to any underwriter, broker, agent or other representative other than the Investor in connection with this Offering.

5.12  Availability of Suitable Form for Registration.  The Company is currently eligible and agrees to maintain its eligibility to register the resale of its Common Stock on a registration statement on a suitable form under the Act.

5.13  No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any of the Company’s securities or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under Regulation D of the Act or would require the issuance of any other securities to be integrated with this Offering under the Rules of Nasdaq.  The Company has not engaged in any form of general solicitation or advertising in connection with the offering of the Common Stock or the Warrants.

1.1

5.14 Foreign Corrupt Practices.  Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S.  Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

5.15  Representations Correct.  The foregoing representations, warranties and agreements are true, correct and complete in all material respects, and shall survive any Put Closing and the issuance of the shares of Common Stock thereby.

5.16  Tax Status.  The Company has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and as set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

5.17

Transactions With Affiliates.  Except as set forth in the Disclosure Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

5.18

Application of Takeover Protections.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under Delaware law which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the issuance of the Common Stock, any exercise of the Warrants and ownership of the Common  Shares and Warrant Shares.  The Company has not adopted and will not adopt any “poison pill” provision that will be applicable to Investor as a result of transactions contemplated by this Agreement.

5.19

Other Agreements.  The Company has not, directly or indirectly, made any agreements with the Investor under a subscription in the form of this Agreement for the purchase of Common Stock, relating to the terms or conditions of the transactions contemplated hereby or thereby except as expressly set forth herein, respectively, or in exhibits hereto or thereto.

5.20

Major Transactions.  There are no other Major Transactions currently pending or contemplated by the Company.

5.21

Financings.  There are no other financings currently pending or contemplated by the Company.

5.22

Shareholder Authorization. The Company shall, at its next annual shareholder meeting following its listing on either the Nasdaq Small Cap Market or the Nasdaq National Market, or at a special meeting to be held as soon as practicable thereafter, use its best efforts to obtain approval of its shareholders to (i) authorize the issuance of the full number of shares of Common Stock which would be issuable under this Agreement and eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities with respect to the Company’s ability to issue shares of Common Stock in excess of the Cap Amount (such approvals being the "20% Approval") and (ii) the increase in the number of authorized shares of Common Stock of the Company (the “Share Authorization Increase Approval”) such that at least 6,000,000 shares can be reserved for this Offering.  In connection with such shareholder vote, the Company shall use its best efforts to cause all officers and directors of the Company to promptly enter into irrevocable agreements to vote all of their shares in favor of eliminating such prohibitions.   As soon as practicable after the 20% Approval and the Share Authorization Increase Approval,  the Company agrees to use its best efforts to reserve 6,000,000 shares of Common Stock for issuance under this Agreement.

5.23  Acknowledgment of Limitations on Put Amounts.   THE COMPANY UNDERSTANDS AND ACKNOWLEDGES THAT THE AMOUNTS AVAILABLE UNDER THIS INVESTMENT AGREEMENT ARE LIMITED, AMONG OTHER THINGS, BASED UPON THE LIQUIDITY OF THE COMPANY’S COMMON STOCK TRADED ON ITS PRINCIPAL MARKET.

6.

Covenants of the Company

6.1  Independent Auditors.  The Company shall, until at least the Termination Date, maintain as its independent auditors an accounting firm authorized to practice before the SEC.

6.2  Corporate Existence and Taxes.  The Company shall, until at least the Termination Date, maintain its corporate existence in good standing and, once it becomes a “Reporting Issuer” (defined as a Company which files periodic reports under the Exchange Act), remain a Reporting Issuer (provided, however, that the foregoing covenant shall not prevent the Company from entering into any merger or corporate reorganization as long as the surviving entity in such transaction, if not the Company, assumes the Company's obligations with respect to the Common Stock and has Common Stock listed for trading on a stock exchange or on Nasdaq and is a Reporting Issuer) and shall pay all its taxes when due except for taxes which the Company disputes.

6.3  Registration Rights.  The Company will enter into a registration rights agreement covering the resale of the Common Shares and the Warrant Shares substantially in the form of the Registration Rights Agreement attached as Exhibit A.

6.4  Rights of First Offer.

6.4.1

Capital Raising Limitations.  During the period from the date of this Agreement until the Termination Date, the Company shall not issue or sell, or agree to issue or sell Equity Securities (as defined below), for cash in private capital raising transactions without obtaining the prior written consent of the Investor of the Offering (the limitations referred to in this subsection 6.5.1 are collectively referred to as the “Capital Raising Limitations”), which consent shall not be unreasonably withheld.   For purposes hereof, the following shall be collectively referred to herein as, the “Equity Securities”: (i) Common Stock or any other equity securities, (ii) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock or other equity securities, or (iii) any securities of the Company pursuant to an equity line structure or format similar in nature to this Offering.  Notwithstanding the above, the Company may issue or sell Equity Securities without the Investor’s written approval (subject to the Right of First Offer described below)(“Unauthorized Equity Securities”), upon thirty (30) days advance written notice to Investor, provided that:

A. If such Unauthorized Equity Securities entitle the holder thereof to a reset in price based upon the market price of the Company’s Common Stock at some date (each, a “Reset Date”) after issuance, then the Company may not initiate any Put for which any day of the Pricing Period would fall on or within ten (10) Business Days either before or after  any such Reset Date; and

B. If such Unauthorized Equity Securities are convertible into shares of Common Stock based upon the market price of the Company’s Common Stock at some date (each, a “Conversion Date”) after issuance, then there shall be no Company Designated Minimum Put Share Price with respect to any Put for which the Put Date occurs on any date that such convertible securities are immediately convertible into a number of shares of Common Stock that would exceed the sum of the aggregate daily reported Trading Volumes in the outstanding Common Stock on the Company’s Principal Market, excluding any block trades of 20,000 or more shares of Common Stock, for the seven (7) Business Days immediately preceding such Put Date.

6.4.2

Investor’s Right of First Offer. Prior to closing any private capital raising transactions of Equity Securities after the date hereof and on or prior to the date that is  after the Termination Date of this Agreement, not including any warrants issued in conjunction with this Investment Agreement, the Company agrees, prior to negotiating with or reaching an agreement with any other potential investor regarding such capital raising transactions, to negotiate in good faith with the Investor for at least ten (10) Business Days regarding an additional private equity investment into the Company upon mutually agreeable terms.

6.4.3  Exceptions to Rights of First Offer.  Notwithstanding the above, the Rights of First Offer shall not apply to any transaction involving issuances of securities in connection with a merger, consolidation, acquisition or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company or exercise of options by employees, consultants or directors, or a primary underwritten offering of the Company’s Common Stock, or the transactions set forth on Schedule 6.5.1. The Capital Raising Limitations also shall not apply to (a) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (b) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees, directors or consultants, or (c) the issuance of debt securities, with no equity feature, incurred solely for working capital purposes.  If the Investor, at any time, is more than five (5) business days late in paying any Put Dollar Amounts that are then due, the Investor shall not be entitled to the benefits of Sections 6.5.1 and 6.5.2 above until the date that the Investor has paid all Put Dollar Amounts that are then due.

6.5  Financial 10-KSB Statements, Etc. and Current Reports on Form 8-K.  The Company shall deliver to the Investor copies of its annual reports on Form 10-KSB, and quarterly reports on Form 10-QSB and shall deliver to the Investor current reports on Form 8-K within two (2) days of filing for the Term of this Agreement.

6.6  Opinion of Counsel.  Investor shall, concurrent with the Investment Commitment Closing, receive an opinion letter from the Company’s legal counsel, in the form attached as Exhibit B, or in such form as agreed upon by the parties.

6.7

Removal of Legend. If the certificates representing any Securities are issued with a restrictive Legend in accordance with the terms of this Agreement, the Legend shall be removed and the Company shall issue a certificate without such Legend to the holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if (a) the sale of such Security is registered under the Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (the reasonable cost of which shall be borne by the Investor), to the effect that a public sale or transfer of such Security may be made without registration under the Act, or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144.  Each Investor agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Act.

6.8  Listing.  Subject to the remainder of this Section 6.9, the Company shall ensure that its shares of Common Stock (including all Warrant Shares and Put Shares) are listed and available for trading on the O.T.C. Bulletin Board. Thereafter, the Company shall (i) use its best efforts to continue the listing and trading of its Common Stock on the O.T.C. Bulletin Board or to become eligible for and listed and available for trading on the Nasdaq Small Cap Market, the NMS, or the New York Stock Exchange (“NYSE”); and (ii) comply in all material respects with the Company’s reporting, filing and other obligations under the By-Laws or rules of the National Association of Securities Dealers (“NASD”) and such exchanges, as applicable.  The Company’s shares of Common Stock may be listed on the American Stock Exchange or the Pacific Stock Exchange concurrently with the above markets or exchanges.

6.9

The Company’s Instructions to Transfer Agent.  The Company will instruct the Transfer Agent of the Common Stock, by delivering instructions in the form of Exhibit T hereto, to issue certificates, registered in the name of each Investor or its nominee, for the Put Shares and Warrant Shares in such amounts as specified from time to time by the Company upon any exercise by the Company of a Put and/or exercise of the Warrants by the holder thereof.  Such certificates shall not bear a Legend unless issuance with a Legend is permitted by the terms of this Agreement  and the Company shall cause the Transfer Agent to issue such certificates without a Legend.  Nothing in this Section shall affect in any way Investor’s obligations and agreement set forth in Sections 3.3.2 or 3.3.3 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws.  If (a) an Investor provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) an Investor transfers Securities, pursuant to Rule 144, to a transferee which is an accredited investor, the Company shall permit the transfer, and, in the case of Put Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by such Investor.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to an Investor by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.10 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6.10, that an Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.10  Stockholder 20% Approval.  Prior to the closing of any Put that would cause the Aggregate Issued Shares to exceed the Cap Amount, if required by the rules of NASDAQ because the Company’s Common Stock is listed on NASDAQ, the Company shall obtain approval of its stockholders to authorize (i) the issuance of the full number of shares of Common Stock which would be issuable pursuant to this Agreement but for the Cap Amount and eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities with respect to the Company’s ability to issue shares of Common Stock in excess of the Cap Amount (such approvals being the "Stockholder 20% Approval").

6.11  Press Release.  The Company agrees that the Investor shall have the right to review and comment upon any press release issued by the Company in connection with the Offering which approval shall not be unreasonably withheld by Investor.

6.12  Change in Law or Policy.  In the event of a change in law, or policy of the SEC, as evidenced by a No-Action letter or other written statements of the SEC or the NASD which causes the Investor to be unable to perform its obligations hereunder or to sell the shares obtained under this Agreement without restriction, this Agreement shall be automatically terminated and no Termination Fee shall be due, provided that notwithstanding any termination under this section 6.13, the Investor shall retain full ownership of the Commitment Warrant as partial consideration for its commitment and its consulting, legal and other services rendered hereunder.

7.

Investor Covenant/Miscellaneous.

7.1  Representations and Warranties Survive the Closing; Severability.  Investor’s and the Company’s representations and warranties shall survive the Investment Date and any Put Closing contemplated by this Agreement notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, or is altered by a term required by the Securities Exchange Commission to be included in the Registration Statement, this Agreement shall continue in full force and effect without said provision; provided that if the removal of such provision materially changes the economic benefit of this Agreement to the Investor, this Agreement shall terminate.

7.2  Successors and Assigns.  This Agreement shall not be assignable without the Company’s written consent,  If assigned, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  Investor may assign Investor’s rights hereunder, in connection with any private sale of the Common Stock of such Investor, so long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement in a form acceptable to the Company and provides an original copy of such acknowledgment to the Company.

7.3  Execution in Counterparts Permitted.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

7.4  Titles and Subtitles; Gender.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  The use in this Agreement of a masculine, feminine or neither pronoun shall be deemed to include a reference to the others.

7.5  Written Notices, Etc.  Any notice, demand or request required or permitted to be given by the Company or Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile or upon receipt if by overnight or two (2) day courier, addressed to the parties at the addresses and/or facsimile telephone number of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing; provided, however, that in order for any notice to be effective as to the Investor such notice shall be delivered and sent, as specified herein, to all the addresses and facsimile telephone numbers of the Investor set forth at the end of this Agreement or such other address and/or facsimile telephone number as Investor may request in writing.

7.6  Expenses. Except as set forth in the Registration Rights Agreement, each of the Company and Investor shall pay all costs and expenses that it respectively incurs, with respect to the negotiation, execution, delivery and performance of this Agreement.

7.7  Entire Agreement; Written Amendments Required.  This Agreement, including the Exhibits attached hereto, the Common Stock certificates, the Warrants, the Registration Rights Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants, whether oral, written, or otherwise except as specifically set forth herein or therein.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

7.8

Actions at Law or Equity; Jurisdiction and Venue.  The parties acknowledge that any and all actions, whether at law or at equity, and whether or not said actions are based upon this Agreement between the parties hereto, shall be filed in any state or federal court sitting in Houston, Texas. Texas law shall govern both the proceeding as well as the interpretation and construction of the Transaction Documents and the transaction as a whole.  In any litigation between the parties hereto, the prevailing party, as found by the court, shall be entitled to an award of all attorney’s fees and costs of court.  Should the court refuse to find a prevailing party, each party shall bear its own legal fees and costs.

8.

Subscription and Wiring Instructions; Irrevocability.

8.1  Subscription

(a)

Wire transfer of Subscription Funds.  Investor may deliver Put Dollar Amounts (as payment towards any Put Share Price) by wire transfer, to the Company pursuant to a wire instruction letter to be provided by the Company, and signed by the Company.

(b)

Irrevocable Subscription.  Investor hereby acknowledges and agrees, subject to the provisions of any applicable laws providing for the refund of subscription amounts submitted by Investor, that this Agreement is irrevocable and that Investor is not entitled to cancel, terminate or revoke this Agreement or any other agreements executed by such Investor and delivered pursuant hereto, and that this Agreement and such other agreements shall survive the death or disability of such Investor and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.  If the Securities subscribed for are to be owned by more than one person, the obligations of all such owners under this Agreement shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors, legal representatives and assigns.

8.2

Acceptance of Subscription. Ownership of the number of securities purchased hereby will pass to Investor upon the Warrant Closing or any Put Closing.

9.

Indemnification.

In consideration of the Investor’s execution and delivery of the Investment Agreement, the Registration Rights Agreement and the Warrants (the “Transaction Documents”) and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Investor and all of its stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person’s agents, members, partners or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorney’s fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or documents , (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document , (c) any cause of action, suit or claim, derivative or otherwise, by any stockholder of the Company based on a breach or alleged breach by the Company or any of its officers or directors of their fiduciary or other obligations to the stockholders of the Company, or (d) claims made by third parties against any of the Indemnitees based on a violation of Section 5 of the Securities Act caused by the integration of the private sale of common stock to the Investor and the public offering pursuant to the Registration Statement.

To the extent that the foregoing undertaking by the Company  may be unenforceable for any reason, the Company (or the Investor, as applicable) shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which it would be required to make if such foregoing undertaking was enforceable which is permissible under applicable law.

Promptly after receipt by an Indemnified Party of notice of the commencement of any action pursuant to which indemnification may be sought, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (hereinafter “Indemnitor”) under this Section 9, deliver to the Indemnitor a written notice of the commencement thereof and the Indemnitor shall have the right to participate in and to assume the defense thereof with counsel reasonably selected by the Indemnitor, provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of such counsel to be paid by the Indemnitor, if representation of such Indemnified Party by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicts of interest between such Indemnified Party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the Indemnitor within a reasonable time of the commencement of any such action, if prejudicial to the Indemnitor’s ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnified Party under this Section 9, but the omission to so deliver written notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnified Party other than under this Section 9 to the extent it is prejudicial.

Goldbridge Capital, LLC

By _//s//__James W. Carroll_________

A Time To Grow, Inc.

By ____//s//  Jonathan Gilchrist ______

#

Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of March 12, 2001, by and among A Time To Grow, Inc., a corporation duly incorporated and existing under the laws of the State of Texas (the "Company"), and the Investor as named on the signature page hereto (hereinafter referred to as "Investor").

RECITALS:

WHEREAS, pursuant to the Company's offering ("Offering") of up to $6,000,000  excluding any funds paid upon exercise of the Warrants, of Common Stock of the Company pursuant to the Investment Agreement between the Company and the Investor, the Company has agreed to sell and the Investor has agreed to purchase, from time to time as provided in the Investment Agreement, shares of the Company's Common Stock for a maximum aggregate offering amount of $6,000,000;

WHEREAS, under the terms of the Investment Agreement, the Company has agreed to issue to the Investor Commitment Warrants and, from time to time, Purchase Warrants, each defined in the Investment Agreement, to purchase a number of shares of Common Stock, exercisable for five (5) years from their dates of issuance (collectively, the “Warrants”); and

WHEREAS, pursuant to the terms of the Investment Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Common Stock to be issued in the Offering and the Common Stock issuable upon exercise of the Warrants as set forth in this Agreement.

TERMS:

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Certain Definitions.  As used in this Agreement (including the Recitals above), the following terms shall have the following meanings (such meanings to be equally applicable to both singular and plural forms of the terms defined):

“Business Day” shall have the meaning set forth in the Investment Agreement.

“Closing Bid Price” shall have the meaning set forth in the Investment Agreement.”

“Common Stock” shall mean the common stock, par value $0.0001, of the Company.

“Due Date” shall mean the date that is one hundred twenty (120) days after the date of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Filing Deadline” shall mean the date that is forty-five (45) days after the date of this Agreement.

"Holder" shall mean Investor, and any other person or entity owning or having the right to acquire Registerable Securities or any permitted assignee;

“Put” shall have the meaning as set forth in the Investment Agreement.

"Register," "Registered," and "Registration" shall mean and refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule, and the declaration or ordering of effectiveness of such registration statement or document.

“Securities Act” shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Investor” shall have the meaning set forth in the preamble to this Agreement.

“Warrant Shares” shall mean shares of Common Stock issuable upon exercise of any Warrant.

2.

Required Registration.

2.1

Registerable Securities.  “Registerable Securities” shall mean those shares of the Common Stock of the Company together with any capital stock issued in replacement of, in exchange for or otherwise in respect of such Common Stock, that are: (i) issuable or issued to the Investor pursuant to the Investment Agreement, and (ii) issuable or issued upon exercise of the Warrants; provided, however, that notwithstanding the above, the following shall not be considered Registerable Securities:

Any Common Stock which would otherwise be deemed to be Registerable Securities, if and to the extent that those shares of Common Stock may be resold in a public transaction without volume limitations or other material restrictions without registration under the Securities Act, including without limitation, pursuant to Rule 144 under the Securities Act; and

2.2

Filing of Initial Registration Statement.  The Company shall, by the Filing Deadline, file a registration statement ("Registration Statement") on Form S-3 (or other suitable form, at the Company's discretion, but subject to the reasonable approval of Investor), covering the resale of a number of shares of Common Stock as Registerable Securities equal to at least 2,000,000 shares of Common Stock and shall cover, to the extent allowed by applicable law, such indeterminate number of additional shares of Common Stock that may be issued or become issuable as Registerable Securities by the Company pursuant to Rule 416 of the Securities Act.  In the event that the Company has not filed the Registration Statement by the Filing Deadline, then the Company shall pay to Investor an amount equal to $500, in cash, for each Business Day after the Filing Deadline until such Registration Statement is filed, payable within ten (10) Business Days following the end of each calendar month in which such payments accrue.

2.3

Registration Effective Date.  The Company shall use its best efforts to have the Registration Statement declared effective by the SEC (the date of such effectiveness is referred to herein as the “Effective Date”) by the Due Date.

2.4

Shelf Registration.  The Registration Statement shall be prepared as a "shelf" registration statement under Rule 415, and shall be maintained effective until all Registerable Securities are resold pursuant to the Registration Statement.

2.5

Supplemental Registration Statement.  Anytime the Registration Statement does not cover a sufficient number of shares of Common Stock to cover all outstanding Registerable Securities, the Company shall promptly prepare and file with the SEC such Supplemental Registration Statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all such Registerable Securities and shall use its best efforts to cause such Supplemental Registration Statement to be declared effective as soon as possible.

3.

Obligations of the Company.  Whenever required under this Agreement to effect the registration of any Registerable Securities, the Company shall, as expeditiously as possible:

(a)  Prepare and file with the Securities and Exchange Commission (“SEC”) a Registration Statement with respect to such Registerable Securities and use its best efforts to cause such Registration Statement to become effective and to remain effective until all Registerable Securities are resold pursuant to such Registration Statement, notwithstanding any Termination or Automatic Termination (as each is defined in the Investment Agreement) of the Investment Agreement.

(b)  Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement (“Amended Registration Statement”) or prepare and file any additional registration statement (“Additional Registration Statement,” together with the Amended Registration Statement, “Supplemental Registration Statements”) as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Supplemental Registration Statements or such prior registration statement and to cover the resale of all Registerable Securities.

(c)  Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registerable Securities owned by them.

(d)  Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of the jurisdictions in which the Holders are located, of such other jurisdictions as shall be reasonably requested by the Holders of the Registerable Securities covered by such Registration Statement and of all other jurisdictions where legally required, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)  As promptly as practicable after becoming aware of such event, notify each Holder of Registerable Securities of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

(f)  Provide Holders with notice of the date that a Registration Statement or any Supplemental Registration Statement registering the resale of the Registerable Securities is declared effective by the SEC, and the date or dates when the Registration Statement is no longer effective.

(g)  Provide Holders and their representatives the opportunity and a reasonable amount of time, based upon reasonable notice delivered by the Company, to conduct a reasonable due diligence inquiry of Company’s pertinent financial and other records and make available its officers and directors for questions regarding such information as it relates to information contained in the Registration Statement.

(h)  Provide Holders and their representatives the opportunity to review the Registration Statement and all amendments or supplements thereto prior to their filing with the SEC by giving the Holder at least ten (10) business days advance written prior to such filing.

(i)  Provide each Holder with prompt notice of the issuance by the SEC or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for such purpose.  The Company shall use its best efforts to prevent the issuance of any stop order and, if any is issued, to obtain the removal thereof at the earliest possible date.

(j)  Use its best efforts to list the Registerable Securities covered by the Registration Statement with all securities exchanges or markets on which the Common Stock is then listed and prepare and file any required filing with the NASD, American Stock Exchange, NYSE and any other exchange or market on which the Common Stock is listed.

4.

Piggyback Registration.  If anytime prior to the date that the Registration Statement is declared effective or during any Ineffective Period (as defined in the Investment Agreement) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely for the sale of securities to participants in a Company stock plan or a registration on Form S-4 promulgated under the Securities Act or any successor or similar form registering stock issuable upon a reclassification, upon a business combination involving an exchange of securities or upon an exchange offer for securities of the issuer or another entity), the Company shall, at such time, promptly give each Holder written notice of such registration (a “Piggyback Registration Statement”).  Upon the written request of each Holder given by fax within ten (10) days after mailing of such notice by the Company, the Company shall cause to be included in such registration statement under the Securities Act all of the Registerable Securities that each such Holder has requested to be registered (“Piggyback Registration”) to the extent such inclusion does not violate the registration rights of any other security holder of the company granted prior to the date hereof; provided, however, that nothing herein shall prevent the Company from withdrawing or abandoning such registration statement prior to its effectiveness.

5.

Limitation on Obligations to Register under a Piggyback Registration.  In the case of a Piggyback Registration pursuant to an underwritten public offering by the Company, if the managing underwriter determines and advises in writing that the inclusion in the related Piggyback Registration Statement of all Registerable Securities proposed to be included would interfere with the successful marketing of the securities proposed to be registered by the Company, then the number of such Registerable Securities to be included in such Piggyback Registration Statement, to the extent any such Registerable Securities may be included in such Piggyback Registration Statement, shall be allocated among all Holders who had requested Piggyback Registration pursuant to the terms hereof, in the proportion that the number of Registerable Securities which each such Holder seeks to register bears to the total number of Registerable Securities sought to be included by all Holders. If required by the managing underwriter of such an underwritten public offering, the Holders shall enter into an agreement limiting the number of Registerable Securities to be included in such Piggyback Registration Statement and the terms, if any, regarding the future sale of such Registerable Securities.

6.

Dispute as to Registerable Securities.  In the event the Company believes that shares sought to be registered under Section 2 or Section 4 by Holders do not constitute “Registerable Securities” by virtue of Section 2.1 of this Agreement, and the status of those shares as Registerable Securities is disputed, the Company shall provide, at its expense, an Opinion of Counsel, reasonably acceptable to the Holders of the Securities at issue (and satisfactory to the Company’s transfer agent to permit the sale and transfer), that those securities may be sold immediately, without volume limitation or other material restrictions, without registration under the Securities Act, by virtue of Rule 144 or similar provisions.

7.

Furnish Information.  At the Company’s request, each Holder shall furnish to the Company such information regarding Holder, the Registerable Securities held by it, and the intended method of disposition of such securities to the extent required to effect the registration of its Registerable Securities or to determine that registration is not required pursuant to Rule 144 or other applicable provision of the Securities Act.  The Company shall include all information provided by such Holder pursuant hereto in the Registration Statement, substantially in the form supplied, except to the extent such information is not permitted by law.

8.

Expenses.  All expenses, other than commissions and fees and expenses of counsel to the selling Holders, incurred in connection with registrations, filings or qualifications pursuant hereto, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company.

9.

Indemnification.  In the event any Registerable Securities are included in a Registration Statement under this Agreement:

(a)

To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors, partners, legal counsel, and accountants of each Holder, any underwriter (as defined in the Securities Act, or as deemed by the Securities Exchange Commission, or as indicated in a registration statement) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements or omissions: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person; provided however, that the above shall not relieve the Company from any other liabilities which it might otherwise have.

(b)

Each Holder of any securities included in such registration being effected shall indemnify and hold harmless the Company, its directors and officers, each underwriter and each other person, if any, who controls (within the meaning of the Securities Act) the Company or such other indemnified party, against any liability, joint or several, to which any such indemnified party may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon any omission or alleged omission by such Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such Holder specifically for use therein.  Such Holder shall reimburse any indemnified party for any legal fees incurred in investigating or defending any such liability; provided, however, that such Holder’s obligations hereunder shall be limited to an amount equal to the proceeds to such Holder of the securities sold in any such registration; and provided further, that no Holder shall be required to indemnify any party against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of such party to deliver a prospectus as required by the Securities Act.

(c)

Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume, the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.

(d)

In the event that the indemnity provided in paragraphs (a) and/or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree to contribute to the aggregate claims, losses, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Holders may be subject in such proportion as is appropriate to reflect the relative fault of the Company and the Holders in connection with the statements or omissions which resulted in such Losses.  Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by the Holders.  The Company and the Holders agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9, each person who controls a Holder of Registerable Securities within the meaning of either the Securities Act or the Exchange Act and each director, officer, partner, employee and agent of a Holder shall have the same rights to contribution as such holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each director and officer of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)

The obligations of the Company and Holders under this Section 9 shall survive the resale, if any, of the Common Stock, the completion of any offering of Registerable Securities in a Registration Statement under this Agreement, and otherwise.

10.

Reports Under Exchange Act.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

(a)

make and keep public information available, as those terms are understood and defined in Rule 144; and

(b)

use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

11.

Amendment of Registration Rights.  Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the written consent of each Holder affected thereby.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company.

12.

Notices.  All notices required or permitted under this Agreement shall be made in writing signed by the party making the same, shall specify the section under this Agreement pursuant to which it is given, and shall be addressed if to:

The Company at: 6524 San Felipe, Suite 252, Houston, Texas 77057;

(or at such other location as directed by the Company in writing)

The Holders at Goldbridge Capital, LLC., 1249 Blalock Road, Suite 150, Houston, Texas, 77055 or their last address as shown on the records of the Company.  Any notice, except as otherwise provided in this Agreement, shall be made by fax and shall be deemed given at the time of transmission of the fax.

13.

Termination.  This Agreement shall terminate on the date all Registerable Securities cease to exist (as that term is defined in Section 2.1 hereof); but without prejudice to (i) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination (ii) other indemnification obligations under this Agreement.

14.

Assignment.  No assignment, transfer or delegation, whether by operation of law or otherwise, of any rights or obligations under this Agreement by the Company or any Holder, respectively, shall be made without the prior written consent of the majority in interest of the Holders or the Company, respectively; provided that the rights of a Holder may be transferred to a subsequent holder of the Holder's Registerable Securities (provided such transferee shall provide to the Company, together with or prior to such transferee's request to have such Registerable Securities included in a Registration, a writing executed by such transferee agreeing to be bound as a Holder by the terms of this Agreement), and the Company hereby agrees to file an amended registration statement including such transferee or a selling security holder thereunder; and provided further that the Company may transfer its rights and obligations under this Agreement to a purchaser of all or a substantial portion of its business if the obligations of the Company under this Agreement are assumed in connection with such transfer, either by merger or other operation of law (which may include without limitation a transaction whereby the Registerable Securities are converted into securities of the successor in interest) or by specific assumption executed by the transferee.

15.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Securities Act or the Exchange Act, which matters shall be construed and interpreted in accordance with such laws.  Any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by the federal or state courts located in Harris County, Texas.

16.

Execution in Counterparts Permitted.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

17.

Specific Performance.  The Holder shall be entitled to the remedy of specific performance in the event of the Company’s breach of this Agreement, the parties agreeing that a remedy at law would be inadequate.

18.

Indemnity.  Each party shall indemnify each other party against any and all claims, damages (including reasonable attorney’s fees), and expenses arising out of the first party’s breach of any of the terms of this Agreement.

19.

Entire Agreement; Written Amendments Required.  This Agreement, including the Exhibits attached hereto, the Investment Agreement, the Common Stock certificates,  and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of March 12, 2001.

A Time To Grow, Inc.

By:

//s//  Jonathan Gilchrist______

Jonathan Gilchrist, President

Address:

1207 Wisterwood

Houston, Texas 77043

INVESTOR:

Goldbridge Capital, LLC

By: __//s// James W. Carroll_______

James W. Carroll, President

Address:

1240 Blalock Road, Suite 150

Houston, Texas 77057

Telephone: (713) 266-3700

Facsimile:  (713) 266-3701

#

Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As independent public accountants, we hereby consent to the use of our report on the company, A Time To Grow, Inc., dated July 31, 2001 and all reference to our Firm included in or made part of this registration statement.

/s/ HARPER & PEARSON COMPANY

Houston, Texas

October 12, 2001

#